EXHIBIT 10.3

          DESCRIPTION OF NON-EMPLOYEE DIRECTOR CASH COMPENSATION TERMS

Non-employee directors will be paid a total of $1,500 per day for each day their services are required, including such parts of a day required for traveling to any meeting, event, etc. for which their participation has been requested on behalf of the Company, and additionally be reimbursed for all reasonable travel expenses incurred as a result of their participation. Non-employee directors also will be paid $500 for conference call participation.